 Exhibit 8.3

Project Island

Presentation to Special Committee to the Board

January 21, 2016

Confidential -- For Discussion and General Information Purposes Only

Disclaimer

These materials are provided solely for the information of the Special
Committee of the Board of Directors (the "Special Committee") of Barbados, Ltd.
(the "Company" or "Barbados") by
Wells Fargo Securities, LLC ("Wells Fargo Securities") in connection with a potential merger (the "Transaction") involving the Company and Tahiti, Inc.
("Tahiti"). These materials are for discussion purposes only, are incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by Wells Fargo Securities and may not be relied upon by any security holder of the Company or any other third party for any purpose whatsoever. These materials were prepared for a specific use by specific persons and were not prepared with a view to public disclosure or to conform with any disclosure standards under securities laws or otherwise. These materials were not prepared for use by readers not as familiar with the businesses and affairs of the Company and Tahiti as the Special Committee and,
accordingly, none of the Special Committee, the Company, Wells Fargo Securities
or their respective advisors takes any responsibility for these materials if used by persons other than the Special Committee.

These materials were provided on a confidential basis solely for the information of the Special Committee and may not be disclosed to or shared with others, in whole or in part, or summarized or otherwise referred to except as agreed to in writing by Wells Fargo Securities. Notwithstanding the foregoing,
Wells Fargo Securities imposes no restrictions on the disclosure by the Company
(including its employees, representatives and agents) of the tax treatment or tax structure of any transaction, including those portions of any materials containing such information that are provided by Wells Fargo Securities to the
Company. Any tax statement contained in these materials is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding any penalties under the United States Internal Revenue Code or other tax related penalties or (ii) promoting, marketing, or recommending the transaction or matters to which the statement relates. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.
Wells Fargo Securities is not an expert on, and nothing contained herein should be construed as advice with regard to, legal, accounting, regulatory, insurance or tax matters.

These materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date of these materials.
None of the Special Committee, the Company or Wells Fargo Securities undertakes any obligation to update, revise or reaffirm these materials. Any views expressed in these materials are subject to change without notice and may differ from or be contrary to other views expressed by Wells Fargo Securities or its affiliates. These materials are not intended to provide the sole basis for evaluation of the Transaction, do not purport to contain all information that may be required and should not be considered a recommendation with respect to the Transaction. The analyses contained in these materials must be considered as a whole. Selecting portions of the analyses, without considering all analyses, would create an incomplete view and may be misleading. The analyses, the order in which they are presented and the results thereof do not represent relative importance or weight given to them by Wells Fargo
Securities. The implied reference ranges indicated by Wells Fargo Securities'
analyses are illustrative and not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired, which may depend on a variety of factors, many of which are beyond the control of Wells Fargo Securities. In preparing these materials, Wells Fargo Securities has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other participant in the Transaction, and Wells Fargo Securities was not provided with any such appraisal or evaluation.

Wells Fargo Securities has assumed and relied upon the accuracy and completeness of the financial and other information obtained from management of the Company and other participants in the Transaction and public sources without assuming any responsibility for independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company and other participants in the
Transaction that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. To the extent such information includes estimates and forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by or reviewed or discussed with management of the Company, other participants in the Transaction or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). Wells Fargo Securities takes no responsibility for such estimates or forecasts or the assumptions on which they are based. In addition, Wells
Fargo Securities has relied upon and assumed, without independent verification, that the final forms of the draft documents reviewed by Wells Fargo Securities will not differ in any material respect from such draft documents.

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo and Company and its subsidiaries, including Wells Fargo Securities, LLC, member FINRA and SIPC.

Project Island 2

Table of Contents

I. Proposed Transaction Summary II. Tahiti Overview III. Barbados Overview IV.
Financial Analysis Appendix

This document and any other materials accompanying this document (collectively, the "Materials") are provided for general informational purposes only. By accepting any Materials, the recipient acknowledges and agrees to keep the
Materials confidential and not to distribute the Materials to any other party.
[C]2016 Wells Fargo Securities. All Rights Reserved.

Project Island 3

Proposed Transaction Summary

Proposed Transaction Terms

($ in USD)

Parties	▪ "Barbados" Ltd., a Bermuda corporation listed on the NASDAQ, and "Tahiti" Inc., a Republic of China ("ROC", "Taiwan") corporation listed on the Taiwan Stock Exchange
Transaction	▪ Barbados to merge into Tahiti, with Tahiti being the surviving company in the merger ("The Merger")

Merger Consideration	▪ Stock consideration per Barbados share of 0.9355 newly issued Tahiti American Depository Shares ("the Exchange Ratio") representing 18.71 Tahiti common shares ("Share Consideration")
	    ▪ Each American Depository Share ("ADS") represents 20 Tahiti common shares
	    ▪ Represents $16.48[1] value per share
	▪ Cash consideration of $3.71 ("Cash Consideration")
	▪ Represents $20.19[2] total value per share ("Merger Consideration", "Per Share Value")

Newly Issued ADSs	▪ Stock portion of deal to be paid in the form of ADSs to be listed on the NASDAQ
Options and Stock Appreciation Rights	▪ All Barbados options and SARs, whether vested or unvested, shall be treated in accordance with the terms of the applicable grant or award agreement and Barbados Share Plan and be cancelled and converted into the right to receive an amount in cash, without interest thereon, equal to the product of (x) total number of Barbados shares subject to such Barbados Share Option or SAR immediately prior to the Effective Time and (y) the excess, if any, of the Per Share Value over the exercise price per Barbados share of such cancelled Barbados Share Option or SAR, less applicable withholding taxes
Termination Fee	▪ Termination Fee of $20 million
Reverse Termination Fee	▪ Reverse Termination Fee of $40 million
Conditions to Closing	▪ Barbados and Tahiti shareholder approvals ▪ SEC approvals, ROC approvals, Bermuda approvals and any other governmental authority having competent jurisdiction ▪ Taiwan Stock Exchange and NASDAQ approvals for ADS program

Sources: Draft Merger Agreement (DPW Draft 1/16/16), Tahiti management

[1] Converted from NTD to USD using the exchange rate of 33.540 ("Assumed Exchange Rate") as of 1/19/16 and using Tahiti share price as of 1/19/16

[2] Merger Consideration defined as sum of Share Consideration and Cash Consideration

Project Island 5 Wells Fargo Securities

Transaction T ahit Overview i

 ($ inTUSD; $ and Shareshin Millions,texcepti perShareshare data)                                  Pric e

                                                                                                                  Barbados
                                              Cash
               Transaction Summary
 Sources and Uses
                                                                                                                  T ahit i Cash
-------------- ------------------ ----------- --------------------------------------------
 -----------------------------------------------------------------------------------------------------------------------------------
-
      Cash Consideration T ahit i ADSs
     Cash                         Considerat ion                                                                                 per
                                          Share
      Purchase Price Per Share
     T ot al Considerat ion
 per                                          Share
--------------------------------------------------------------------------------------------------------------------------------
 -------------------------------------------- -----------------------------------------------------
     Barbados Premium Shares t o BermudaT ot Out al Sourc st anding Sharees
     T ot 1-al Day Merger ($16. Considerat 93) ion
                      30-Implied Day Premiums    Average CashTahiti ($18.4 Capitalization Table 66)
                      60- Day                    Average
 ($18.93)
                      90- Day                    AverageSenior($18.Debt67) 4
                      120- Day                                                             Average T (ot) ($18. al Senior 12)
                      180- Day                                                             AverageMarket($17.Capit92)al
                      52- Week                                                               High ($25.30)
                                                                                                                  T ot al
 Capit aliz
                      52- Week                                                               Low ($14.89)

 -----------------------------------------------------------------------------------------------------------------------------------
-----
                                                                                             Tahiti Ownership

                          Current                                                              Pro Forma Merger
 Pro Forma Merger and Pending T-Co PIPE

 --------------------------------------------------------------------------------------------------
                                                      Tahiti C ommonTahitiS aresC om
-------------- ------------------ ===========
 ===================================================================================================================================
==================================================

                                                     No.

 ======================================== === =================================================

 Barbados Shar
   Barbados Lt d.                             Barbados Shareholders 522.08

 Pending T - Co
   Ot her       T ahit i ShareholdersOt her T ahit i Shareholders373.81
   T ot al     T ahit i                       T ot al T ahit i                                                                    Ot
 her                                        T895. ahit i89 Sh
Source: Barbados and Tahiti public filings, Tahiti management, market data from Factset and Capital IQ as of 1/19/16              T
 ot al                                     T ahit i
(1) Tahiti share price as of 1/19/16 converted from NTD to USD using Assumed Exchange Rate

(2) Barbados Shares Outstanding based on basic common shares outstanding as of 12/31/15 per Tahiti management as approved for Wells
 Fargo's use by Barbados Special Committee
(3) Settlement of Options/SARs determined using 1.062 options and 0.589 SARs as of 12/31/15 per Tahiti management as approved for
 Wells Fargo's use by Barbados Special Committee and Per Share Value
(4) Cash and Debt figures based on Tahiti balance sheet as of 12/31/15 per Tahiti management as approved for Wells Fargo's use by
 Barbados Special Committee and converted from NTD to USD using Assumed Exchange Rate
(5) Based on Tahiti basic shares outstanding of 895.894 million as of 12/31/15 per Tahiti management as approved for Wells Fargo's use by Barbados Special Committee plus 299.252 million new shares issued to T-Co per Tahiti press release dated 12/11/15 and Tahiti share price of $0.88 as of 1/19/16 using Assumed Exchange Rate

(6) All analysis herein assumes 299.252 shares are issued at a subscription price of USD $1.19 (converted using Assumed Exchange
 Rate) as a result of the pending T-Co PIPE per Tahiti press release dated 12/11/15, see discussion herein

(7) Tahiti share counts as of 12/31/15 per Tahiti management as approved for Wells Fargo's use by Barbados Special Committee

(8) Assumes the closing of the pending T-Co PIPE transaction, see discussion herein

------------------------------------------------------------------------------------------     ----------------------------- --- ---
 ---------------------------------------- --- -------------------------------------------------
Project Island                                                                                             6

Tahiti Overview

Tahiti Overview

($ in USD, except where noted; $ in Millions)

Tahiti Overview

- Tahiti is a provider of outsourced semiconductor assembly and testing ("OSAT") solutions to fabless companies, integrated device manufacturers and foundries
- The company launched its IPO on the Gre Tai Securities OTC market in Taiwan on April 19, 2013 and started trading on the Taiwan Stock Exchange on April 11, 2014
- Offers back-end testing services and a comprehensive selection of leadframe-based and organic substrate-based package assembly services for memory, mixed-signal, and LCD driver semiconductors
- Portfolio of 821 active patents and of 154 pending patent applications
- Approximately 6,205 employees with operations worldwide
- Headquartered in Hsinchu, Taiwan

Summary of T-Co PIPE Investment in Tahiti [2]

- On December 11, 2015, T-Co, a Chinese private equity firm, has agreed to purchase 25.0% of Tahiti common stock for approximately NT$12.0Bn
- Purchase price of NTD$40 (~USD$1.19) per common share for 299,252,000 common shares
- Use of proceeds is to improve R&D and production capacity, invest in Tahiti Shanghai and acquire relevant semiconductor targets
- Investment by T-Co is subject to Tahiti shareholder and relevant government approval

Tahiti Financial Summary [1]

	Fiscal Year Ending		
	12/31/13	12/31/14	12/31/15
Revenue	$653.3	$726.0	$626.2
% Growth – USD	*0.2%*	*11.1%*	*(13.7%)*
% Growth – NTD	*0.7%*	*13.7%*	*(9.7%)*
Gross Profit	$114.5	$170.6	$128.9
% Margin	*17.5%*	*23.5%*	*20.6%*
EBITDA[3]	$182.9	$220.3	$176.4
% Margin	*28.0%*	*30.3%*	*28.2%*
Net Income before Minority Interest	$91.2	$126.3	$71.5
% Margin	*14.0%*	*17.4%*	*11.4%*
Net Income after Minority Interest	$78.4	$109.5	$70.3
% Margin	*12.0%*	*15.1%*	*11.2%*
CapEx	$122.3	$117.7	$114.9
% Margin	*18.7%*	*16.2%*	*18.3%*

Tahiti Capitalization

	Current Capitalization		PF T-Co PIPE Capitalization		Cumulative Multiple of 2015 EBITDA[1,3]
	$	%	$	%	
Cash[2,4]	$302.0		$658.9		
Senior Debt[2,4]	229.1	22.5%	229.1	17.9%	1.3x
Total Debt	$229.1	22.5%	$229.1	17.9%	1.3x
Market Capitalization[2,5]	$789.3	77.5%	$1,053.0	82.1%	
Total Capitalization	$1,018.4	100.0%	$1,282.1	100.0%	
2015 EBITDA[1,3]					$176.4

Source: Tahiti management, Barbados and Tahiti public filings, market data from FactSet and Capital IQ as of 1/19/16

[1] NTD converted to USD using average historical exchange rates

[2] NTD converted to USD using Assumed Exchange Rate

[3] EBITDA defined as earnings before interest, taxes, depreciation and amortization and non-recurring expenses (all tax effected), per financial information provided by Tahiti management as approved for Wells Fargo's use by Barbados Special Committee

[4] Cash and Debt figures based on Tahiti balance sheet as of 12/31/15 per Tahiti management, as approved for Wells Fargo's use by Barbados Special Committee, converted using Assumed Exchange Rate

[5] Based on current Tahiti basic common shares outstanding of 895.894 million as of 12/31/15, and Tahiti basic common shares outstanding of 1,195.146 million pro forma for pending T-Co PIPE, both per Tahiti management, as approved for Wells Fargo's use by Barbados Special Committee and Tahiti share price of $0.88 as of 1/19/16 using Assumed Exchange Rate

Project Island 8 Wells Fargo Securities

Tahiti – Business and Technology Overview

Business Overview

- Tahiti provides testing and assembly services for LCD and other flat-panel display driver semiconductors in Taiwan and for advanced memory and logic/mixed- signal products in Taiwan and Mainland China
- The Company offers a range of back-end testing services, including engineering testing, wafer probing and final testing of memory and mixed-signal semiconductors
- The Company has production facilities in Hsinchu and Tainan, Taiwan and Shanghai, Mainland China
- Founded in 1986 and headquartered in Hsinchu, Taiwan, the Company has approximately 6,200 employees

Tahiti Core Technology

LCD Driver	▪ Testing and assembly services for LCD and other flat panel display driver semiconductors ▪ Employs TCP, COF, and COG technologies
DRAM	▪ Testing and assembly services for DRAM semiconductors used in desktops, notebooks, and handheld devices
Flash (NOR/NAND)	▪ Testing and assembly services for Flash memory devices used in mobile devices, digital cameras, and digital audio/ video devices
Logic/Mixed-Signal	▪ Testing and assembly services for logic/mixed-signal semiconductors, with lead counts up to 1024 and operating frequencies of up to 9GHz

Sales Mix by Products [1]



SRAM 2%
Logic/Mixed Signal 7%
LCD Driver 27%
Commodity DRAM 14%
Flash 15%
Niche DRAM 18%
Bumping (incl. RDL / MEMS / PM) 17%

Source: Company filings, Gartner, company website and Wall Street research

[1] Data as of Q3 2015 from Barbados November, 2015 Investor Presentation

Selected Top Customers

NOVATEK, ILITEK, Micron, winbond, Himax, ISSI

Project Island 9 Wells Fargo Securities

Tahiti Stock Price Performance

($ in NTD)

LTM Historical Stock Price Performance



Current $29.55
High $50.50
Low $27.00
$55.00
$50.00
$45.00
$40.00
$35.00
$30.00
$25.00
18,000
16,000
14,000
12,000
10,000
8,000
6,000
4,000
2,000
0
$29.55
Feb-15 Mar-15 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16
Tahiti
Volume

Historical Relative Stock Price Performance



30%
20%
10%
0%
(10%)
(20%)
(30%)
(40%)
(3.4)%
(4.6)%
(13.4)%
(30.8)%
Feb-15 Mar-15 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16
Tahiti
SOXX Index
NASDAQ Composite Index
OSAT Index

Source: FactSet as of 1/19/16; Note: OSAT Index includes Advanced Semiconductor Engineering, Inc. (TSEC:2311), Siliconware Precision Industries Co. Ltd. (TSEC:2325), Powertech Technology Inc. (TSEC:6239), King Yuan Electronics Co. Ltd. (TSEC:2449), and Chipbond Technology Corporation (GTSM:6147)

Project Island

10

Wells Fargo Securities

SummaryC of Analyst re Sentiment d on Tahiti it

Source: Wall Street research, Capital IQ as of 1/19/16
Note: "N/A" denotes analyst does not estimate or provide the relevant metric;
NTD converted to USD at Assumed Exchange Rate

Project Island 11

Tahiti Ownership Summary

Source: FactSet as of 1/19/16 and Tahiti management, as approved for Wells
Fargo's use by Barbados Special Committee
Note: Tahiti total share count and Barbados holdings of Tahiti as of 12/31/15 per Tahiti management, as approved for Wells Fargo's use by Barbados Special
Committee; Tahiti has no options/SARs plans or other securities that may cause dilution of share count per Tahiti management

Project Island 12

T-Co PIPE Investment in Tahiti - Transaction Summary

Share Subscription Agreement Overview	
Parties	▪ "Tahiti", a Taiwanese corporation and "T-Co" (the "Subscriber"), a Chinese corporation
Type of Securities	▪ Common stock of Tahiti
Purchase Price	▪ NT$11,970,080,000 (~US$356,900,000)[1] at NT$40 (~US$1.19)[1] per share for 299,252,000 common shares
Pro Forma Common Stock Ownership	▪ 25% of Tahiti's common shares outstanding
Use of Proceeds	▪ R&D and production capacity, investment in Tahiti Shanghai and support of the Tahiti-Barbados merger and merger strategy in the semiconductor industry
Board Representation	▪ 1 Board seat as long as T-Co's pro forma ownership interest in Tahiti does not fall below 5%
Public Offering	▪ Three years after the closing, Tahiti will seek to file for a public offering related to the private placement shares on the Taiwan Exchange if required conditions for the shares by the exchange are met
Merger Dilution	▪ T-Co's 25% stake is not to be diluted as a result of any subsequent merger between Tahiti and Barbados
Transfer Restrictions	▪ 1 month notice required before transferring shares to a 3rd party during which Tahiti may attempt to purchase shares from T-Co ▪ T-Co may not sell to specified 3rd parties without Tahiti consent ▪ Transfer restrictions will not be imposed on T-Co if they own less than 5% of Tahiti or T-Co does not have a Board seat
Concurrent Strategic Alliance Agreement	▪ Tahiti and T-Co will expand and strengthen their partnership in the assembly and testing services of LCD drivers, microelectromechanical systems (MEMS), the Internet of Things (IoT) and Radio Frequency Integrated Circuits (RFIC) and/or wafer bumping services in Mainland China ▪ T-Co will introduce potential suppliers, customers and business partners in mainland China to Tahiti ▪ Term of three years with the option to extend to be negotiated six months prior to expiration
Conditions to Closing	▪ Tahiti shareholder approval ▪ Relevant government approval

Sources: Tahiti – T-Co Subscription Agreement dated 12/11/15
[1] Converted using Assumed Exchange Rate

Project Island 13 Wells Fargo Securities

Barbados Overview

Barbados Overview

Source: Barbados Financial Forecasts, Barbados public filings, market data from
FactSet and Capital IQ as of 1/19/16 and capitalization data per Tahiti management, as approved for Wells Fargo's use by Barbados Special Committee (1)
NTD converted to USD based on average historical exchange rates (2) NTD converted to USD using Assumed Exchange Rate (3) EBITDA defined as earnings before interest, taxes, depreciation and amortization and non-recurring expenses (all tax effected) and based on Barbados Financial Forecasts as defined on page 21 (4) Cash and Debt figures based on Barbados balance sheet as of 12/31/15 per Tahiti management, as approved for Wells Fargo's use by
Barbados Special Committee (5) Based on Barbados public filings as of 9/30/15
(6) Based on "Barbados Fully Diluted Shares Outstanding" defined as sum of
Barbados basic common shares outstanding of 27.290 million and resulting diluted shares from 1.062 million options and 0.589 million using the treasury stock method for the implied Barbados share price in question. Common share, options and SARs counts are per Tahiti management as approved for Wells Fargo's use by Barbados Special Committee

Project Island 15

Barbados Stock Price Performance

($ in USD)

LTM Historical Stock Price Performance


$26.00
$24.00
$22.00
$20.00
$18.00
$16.00
$14.00
800
700
600
500
400
300
200
100
0
Current $16.93
High $24.99
Low $15.39
$16.93
Feb-15
Mar-15
Apr-15
May-15
Jun-15
Jul-15
Aug-15
Sep-15
Oct-15
Nov-15
Dec-15
Jan-16
Barbados
Volume

Historical Relative Stock Price Performance


30%
20%
10%
0%
(10%)
(20%)
(30%)
(40%)
(3.4)%
(4.6)%
(13.4)%
(26.6)%
Feb-15
Mar-15
Apr-15
May-15
Jun-15
Jul-15
Aug-15
Sep-15
Oct-15
Nov-15
Dec-15
Jan-16
Barbados
SOXX Index
NASDAQ Composite Index
OSAT Index

Source: FactSet as of 1/19/16; Note: OSAT Index includes Advanced Semiconductor Engineering, Inc. (TSEC:2311), Siliconware Precision Industries Co. Ltd. (TSEC:2325), Powertech Technology Inc. (TSEC:6239), King Yuan Electronics Co. Ltd. (TSEC:2449), and Chipbond Technology Corporation (GTSM:6147)

Project Island 16 Wells Fargo Securities

Summary of Analyst Sentiment on Barbados

Source: Wall Street research and Capital IQ as of 1/19/16

Project Island 17

Barbados Ownership Summary

Source: FactSet as of 1/19/16 and Tahiti management, as approved for Wells
Fargo's use by Barbados Special Committee
Note: Based on Barbados basic common shares outstanding as of 12/31/15 per
Tahiti management, as approved for Wells Fargo's use by Barbados Special
Committee

Project Island 18

Barbados -- Implied Trading 20% Discount Analysis

Source: Tahiti and Barbados filings, Tahiti management, market data from
FactSet and Capital IQ as of 1/19/16
(1) Based on Tahiti basic common shares outstanding of 895.894 million (not including pending T-Co PIPE) as of 12/31/15 per Tahiti management as approved for Wells Fargo's use by Barbados Special Committee and Tahiti share price of
$0.88 as of 1/19/16 converted from NTD to USD using Assumed Exchange Rate (2)
Tahiti basic common shares outstanding and Tahiti Shares Held by Barbados as of
12/31/15 per Tahiti management as approved for Wells Fargo's use by Barbados
Special Committee (3) Based on 12/31/15 balance sheet for Barbados and Tahiti respectively per Tahiti management, as approved for Wells Fargo's use by
Barbados Special Committee converted at Assumed Exchange Rate as of 1/19/16 (4)
Cost to Settle Options/SARs determined using 1.062 options and 0.589 SARs as of
12/31/15 per Tahiti management as approved for Wells Fargo's use by Barbados
Special Committee (5) Based on historical ownership levels of Tahiti by
Barbados using Barbados filings

Financial Analysis

Financial Analysis Overview

Financial Forecasts

* Financial analysis is based, among other items, upon non-public information made available by Tahiti management and reviewed by the Barbados Special
Committee * The 5-year financial forecasts that the Barbados special committee directed Wells Fargo to use in performing its financial analysis are the following: * The financial forecasts for pro forma Tahiti for fiscal years
2015A -2020E including the pro forma adjustments related to the Merger prepared by Tahiti management ("Pro Forma Tahiti Financial Forecasts")

* Tahiti management expects the pending T-Co PIPE to close in 2H 2016E and the above forecasts assume the closing of this deal, and the impact of the pending
T-Co PIPE

Overview of Methodologies

* Shareholder Impact Analysis compares what Barbados shareholders currently have with what they will receive in the Merger * Compared current Tahiti shares owned with shares owned post transaction to calculate the difference in shares and the aggregate $ difference based on: * Current market price of Tahiti shares* Implied price of Tahiti shares based on discounted cash flow analysis using Pro Forma Tahiti Financial Forecasts * Also compared Barbados current cash with the cash consideration shareholders will receive in the Merger * An
Implied Exchange Ratio Analysis was also prepared * An ADS Analysis was also prepared

Project Island 21

Shareholder Impact Analysis

($ in (USD;)Net$ and Shares in Millions) Barbados

    1 2   2
Net                                          Sharehol

Source: Tahiti Management, Pro Forma Tahiti Financial Forecasts, Capital IQ
(1) Based on Tahiti share price as of 1/19/16 converted from NTD to USD using
Assumed Exchange Rate
(2) Represents product of (a) difference in shares held as of 12/31/15 per
Tahiti management, as approved for Wells Fargo's use by Barbados Special
Committee and (b) implied pro forma Tahiti share price based on discounted cash flow analysis (see page 27) (3) Barbados Cash as of 12/31/15 per Tahiti management as approved for Wells Fargo's use by Barbados Special Committee (4)
Cost to Settle Options/SARs determined using 1.062 options and 0.589 SARs as of
12/31/15 per Tahiti management as approved for Wells Fargo's use by Barbados
Special Committee

Project Island 22

Implied Exchange Ratio Analysis

Historical Implied Exchange Ratios Based on Tahiti Shares


20.0x
17.5x
15.0x
12.5x
10.0x
Jan-15
Feb-15
Mar-15
Apr-15
May-15
Jun-15
Jul-15
Aug-15
Sep-15
Oct-15
Nov-15
Dec-15
Jan-16
Exchange Ratio: 18.7100x
30-Day Average: 16.4516x (13.7% premium)
10-Day Average: 16.1286x (16.0% premium)
60-Day Average: 15.9265x (17.5% premium)
90-Day Average: 15.1121x (23.8% premium)
1-Day Spot: 15.0050x (24.7% premium)
180-Day Average: 14.3797x (30.1% premium)
LTM Average: 13.9155x (34.5% premium)

Source: Market data from Capital IQ and Factset as of 1/19/16

[1] At-Market Exchange Ratios calculated using sum of Barbados Stock Price for period in question less Cash Consideration divided by Tahiti share price for period in question

Project Island 23 Wells Fargo Securities

ADS Analysis

Project Island 24

Appendix

Pro Forma Tahiti Financial Forecasts

Source: Pro Forma Tahiti Financial Forecasts
Note: 2015 figures converted from NTD to USD using average historical exchange
(1) EBITDA defined as earnings before interest, taxes, depreciation and amortization (2) Free Cash Flow defined as EBITDA less capital expenditures

Project Island 26

Discounted Cash Flow Analysis -- Pro Forma Tahiti

($ in USD; $ and Shares in Millions, except per share)
   T ot al                                             Shares(4)
   Implied                                                 Pro Fo
   Implied                                                 Perpet
   Implied                                                 Ent erp

Source: Pro Forma Tahiti Financial Forecasts, Company filings and Capital IQ
(1) Assumes a normalized level of unlevered free cash flows in 2021, taking into account equalized depreciation and capital expenditures per Tahiti management as approved for Wells Fargo's use by Barbados Special Committee (2)
Present Value as of 12/31/15 (3) Based on pro forma Tahiti cash and debt figures as shown on page 6 (4) Based on pro forma Tahiti share count including pending T-Co PIPE and Merger as of 12/31/15 per Tahiti management as approved for Wells Fargo's use by Barbados Special Committee

Project Island 27

Selected Public Companies Analysis

($ in USD; $ and Shares in Millions, except per share)
                                                                            Selected Public Companies
          T ahiti                                      Equi

Source: Wall Street research, Thomson One, market data from Capital IQ and
FactSet as of 1/19/16
Note: NTD converted to USD at Assumed Exchange Rate; MYR converted to USD at spot rate of 4.366 as of 1/19/16; JPY converted to USD at spot rate of 117.720 as of 1/19/16

Project Island

28

Weighted Average Cost of Capital – Taiwan-Based Public Companies

($ in USD; $ and Shares in Millions, except per share)

Weighted Average Cost of Capital Analysis

Company	Market Value of Equity	Debt	Tax Rate[1]	% Debt	% Equity	Debt / Equity	Levered Beta[2]	Unlevered Beta	Relevered Beta[3]
Advanced Semiconductor Engineering Inc.	$8,440.0	$3,701.9	17.0%	30.5%	69.5%	43.9%	1.27	0.93	1.25
Siliconware Precision Industries Co. Ltd.	5,302.9	841.2	17.0%	13.7%	86.3%	15.9%	1.23	1.09	1.47
Powertech Technology Inc.	1,510.0	541.8	17.0%	26.4%	73.6%	35.9%	1.21	0.93	1.26
Chipbond Technology Corporation	813.0	338.0	17.0%	29.4%	70.6%	41.6%	1.34	1.00	1.34
King Yuan Electronics Co., Ltd.	740.3	430.8	17.0%	36.8%	63.2%	58.2%	1.04	0.70	0.95
Median			17.0%	29.4%	70.6%	41.6%	1.23	0.93	1.26

Cost of Equity	
Risk Free Rate[4]	2.44%
Market Risk Premium[5]	7.00%
Comparable Company Median Risk Factor	1.26
Industry Specific Cost of Equity	11.23%
Small Size Company Premium	3.74%
Country Risk Premium[6]	1.80%
Company Specific Cost of Equity	16.77%

Cost of Debt[7]	
Current Company Specific Cost of Debt	11.00%
Less: 17.0% Tax Shield	1.87%
Effective Company Specific Cost of Debt	9.13%

Long-term Capital Structure Estimates[3]	
% Equity	70.6%
% Debt	29.4%
Debt / Equity	41.6%

Weighted Average Cost of Capital	Weighting	Cost	Wtd. Cost
Weighted Cost of Equity	70.6%	16.77%	11.85%
Weighted Cost of Debt	29.4%	9.13%	2.68%
WACC			14.53%

Source: Company filings, Bloomberg, Capital IQ and Duff & Phelps
[1] Represents marginal tax rate in Taiwan
[2] Bloomberg 5-Year unadjusted betas as of 1/19/16
[3] Using median values from set of comparable companies
[4] Yield on the 20-Year U.S. Government Bond as of 1/19/16
[5] 2015 Duff & Phelps Valuation Handbook
[6] Represent country risk premium from Duff & Phelps 2015 International Valuation Handbook (Semi-Annual Update)using the Country Credit Rating (CCR) Model with data updated through September 2015
[7] Represents estimated 10-Year yield based on market conditions on 1/15/16 based on hypothetical $200 million to $250 million bond issuance by Tahiti

Project Island 29 Wells Fargo Securities

($ in USD; $ and Shares in Millions, except per share)
    Current                                                Comp
    Less:                                              17.0%       T
    Effec tive                                                 Com

Source: Company filings, Bloomberg, Capital IQ and Duff and Phelps (1) Represents
marginal tax rate in local domicile (2) Bloomberg 5-Year unadjusted betas as of
1/19/16 (3) Using median values from set of comparable companies (4) Yield on the 20-Year U.S. Government Bond as of 1/19/16 (5) 2015 Duff and Phelps Valuation
Handbook
(6) Represent country risk premium from Duff and Phelps 2015 International
Valuation Handbook (Semi-Annual Update)using the Country Credit Rating (CCR)
Model with data updated through September 2015 (7) Represents estimated 10-Year yield based on market conditions on 1/15/16 based on hypothetical $200 million to $250 million bond issuance by Tahiti

Project Island 31